GLOBAL GOLF HOLDINGS, INC.

A DELAWARE CORPORATION

ACKNOWLEDGEMENT OF RESIGNATION OF OFFICE

The undersigned hereby resigns from the offices of President , Chief Executive Officer, Chief Financial Officer and Director of this corporation which he held prior to the commencement of the meeting that took place on the date below.

DATED: November 23, 2004                                     /s/ Ford Sinclair
                                                        Ford Sinclair